UNITED UTILITIES GROUP PLC

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

As Depositary

AND

OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS

Amended and Restated Deposit Agreement

Dated as of June [•], 2013

AMENDED AND RESTATED DEPOSIT AGREEMENT

AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of June [•], 2013 (this “Deposit Agreement”) among UNITED UTILITIES GROUP PLC, a public limited company incorporated under the laws of England (herein called the Issuer), DEUTSCHE BANK TRUST COMPANY AMERICAS, an indirect wholly owned subsidiary of Deutsche Bank A.G., acting in its capacity as depositary (herein called the Depositary), and all Owners and holders from time to time of American Depositary Receipts issued hereunder.

WITNESSETH

WHEREAS, the Issuer and JPMorgan Chase Bank, N.A. entered into a Deposit Agreement dated as of June 9, 2008 (the "Old Deposit Agreement") to provide for the deposit of Shares of the Issuer from time to time with JPMorgan Chase Bank, N.A. or with the Custodian as agent of JPMorgan Chase Bank, N.A., for the purposes set forth in such Old Deposit Agreement, for the creation of American depositary shares representing the Shares so deposited and for the execution and delivery of American depositary receipts ("Old Receipts") evidencing the American depositary shares;

WHEREAS, pursuant to the terms of Section 5.4 of the Old Deposit Agreement, the Issuer has removed JPMorgan Chase Bank, N.A. as depositary and has appointed Deutsche Bank Trust Company Americas as successor depositary thereunder; and

WHEREAS, the Issuer and Deutsche Bank Trust Company Americas, in its capacity as successor depositary under the Old Deposit Agreement, now wish to amend and restate the Old Deposit Agreement and the Old Receipts;

NOW THEREFORE, in consideration of the premises, the parties hereto hereby amend and restate the Old Deposit Agreement and the Old Receipts in their entirety as follows:

ARTICLE 1.  DEFINITIONS.

The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

SECTION 1.1.  American Depositary Shares.
The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder.  Each American Depositary Share shall represent two (2) Shares, until there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall evidence the amount of Shares or Deposited Securities specified in such Sections.

SECTION 1.2.  Article; Section.
Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

SECTION 1.3.  Commission.
The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.

SECTION 1.4.  Custodian.
The term "Custodian" shall mean the agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.  The initial Custodian hereunder shall be State Street Bank & Trust Company, having its principal office at 525 Ferry Road, Crewe Toll, Edinburgh, EH5 2AW Scotland.

SECTION 1.5  Deliver, Execute, Issue, Register, Surrender, Transfer, or Cancel.
The terms "deliver", "execute", "issue", "register", "surrender", "transfer" or "cancel", when used with respect to Direct Registration Receipts, refer to an entry or entries or an electronic transfer or transfers in the Direct Registration System.

SECTION 1.6.  Deposit Agreement.
The term "Deposit Agreement" shall mean this Deposit Agreement, as the same may be amended from time to time in accordance with the provisions hereof.

SECTION 1.7.  Depositary; Principal Office.
The term "Depositary" shall mean Deutsche Bank Trust Company Americas, an indirect wholly owned subsidiary of Deutsche Bank A.G., and any successor as depositary hereunder.  The term "Principal Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 60 Wall Street, New York, New York, 10005.

SECTION 1.8.  Deposited Securities.
The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

SECTION 1.9  Direct Registration System.
The term "Direct Registration System" means the system for the uncertificated registration of ownership of securities established by DTC and utilized by the Depositary pursuant to which the Depositary may record the ownership of Receipts without the issuance of a certificate, which ownership shall be evidenced by periodic statements issued by the Depositary to the Owners entitled thereto. For purposes hereof, the Direct Registration System shall include access to the Profile Modification System maintained by DTC which provides for automated transfer of ownership between DTC and the Depositary.

SECTION 1.10.  Dollars.
The term "Dollars" shall mean United States dollars.

SECTION 1.11.  DTC.
The term “DTC” shall mean the Depository Trust Company and any successor thereto.

SECTION 1.12.  Foreign Registrar.
The term "Foreign Registrar" shall mean the entity that presently carries out the duties of registrar for the Shares or any successor as registrar for the Shares and any other appointed agent of the Issuer for the transfer and registration of Shares.

SECTION 1.13.  Issuer.
The term "Issuer" shall mean United Utilities Group PLC, incorporated under the laws of England, and its successors.

SECTION 1.14.  Owner.
The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

SECTION 1.15.  Receipts; Direct Registration Receipts.
The term "Receipts" shall mean the American Depositary Receipts issued hereunder evidencing American Depositary Shares. Receipts may, but need not be, in physical certificated form. Receipts in physical certificated form shall be in substantially the form of Exhibit A hereto, as the same may be amended from time to time in accordance with the provisions hereof.  The term "Direct Registration Receipts" means a Receipt, the ownership of which is recorded on the Direct Registration System. References to "Receipts" shall include Direct Registration Receipts, unless the context otherwise requires.

SECTION 1.16.  Registrar.
The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed to register Receipts and transfers of Receipts as herein provided.

SECTION 1.17.  Restricted Securities.
The term "Restricted Securities" shall mean Shares, or American Depositary Shares representing such Shares, which are acquired directly or indirectly from the Issuer or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Issuer, or which are subject to other restrictions on sale or deposit under the laws of the United States or England, or under a shareholder agreement or the articles of association or similar document of the Issuer, unless, in each case, such Shares, or American Depositary Shares representing such Shares, are being sold to persons other than an affiliate of the Issuer in a transaction (x) covered by an effective resale registration statement or (y) exempt from the registration requirements of the Securities Act of 1933, and the Shares and American Depositary Shares representing such Shares, are not, when held by such person, Restricted Securities.

SECTION 1.18.  Securities Act of 1933.
The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

SECTION 1.19.  Shares.
The term "Shares" shall mean ordinary shares in registered form of the Issuer heretofore validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive or similar rights of the holders of outstanding Shares or hereafter validly issued and outstanding and fully paid, nonassessable and free of any pre-emptive or similar rights of the holders of outstanding Shares or interim certificates representing such Shares, and shall include the rights to receive such Shares.

ARTICLE 2.	FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION ANDDELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

SECTION 2.1.  Form and Transferability of Receipts.
Definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.  The Depositary shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered.  Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary who was at any time a proper signatory of the Depositary shall bind the Depositary, notwithstanding that such officer has ceased to hold such office prior to the execution and delivery of such Receipts by the Registrar or did not hold such office on the date of issuance of such Receipts.

The Receipts may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.

Notwithstanding anything in this Deposit Agreement or in the Receipts to the contrary, American Depositary Shares shall be evidenced by Direct Registration Receipts, unless certificated Receipts are specifically requested by the Owner thereof. Owners shall be bound by the terms and conditions of this Deposit Agreement and of the form of Receipt, regardless of whether their Receipts are certificated or Direct Registration Receipts.

Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed (in the case of certificated Receipts) or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under this Deposit Agreement to any beneficial owner of American Depositary Shares unless that beneficial owner is the Owner of those American Depositary Shares.

SECTION 2.2.  Deposit of Shares.
Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares (other than Restricted Securities) may be deposited by delivery thereof to any Custodian hereunder, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, together with (A) all such certifications and payments (including, without limitation, the Depositary's fees and related charges) and evidence of such payments (including, without limitation, stamping or otherwise marking such Shares by way of receipt) as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (B) if the Depositary requires, together with a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit, (C) evidence satisfactory to the Depositary (which may include an opinion of counsel reasonably satisfactory to the Depositary provided at the cost of the person seeking to deposit Shares) that all conditions to such deposit have been met and all necessary approvals have been granted by, and there has been compliance with the rules and regulations of, any applicable governmental agency, and (D) if the Depositary so requires, whether or not the transfer books of the Issuer or the Foreign Registrar, if applicable, are closed, (i) an agreement, assignment or instrument satisfactory to the Depositary or the Custodian which provides for the prompt transfer by any person in whose name the Shares are or have been recorded to the Custodian of any distribution, or right to subscribe for additional Shares or to receive other property in respect of any such deposited Shares or, in lieu thereof, such indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian and (ii) if the Shares are registered in the name of the person on whose behalf they are presented for deposit, a proxy or proxies entitling the Custodian to exercise voting rights in respect of the Shares for any and all purposes until the Shares so deposited are registered in the name of the Depositary, the Custodian or any nominee.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in England which is then performing the function of the regulation of currency exchange.

Subject to the terms of this Deposit Agreement, the Depositary may issue Receipts against evidence of rights to receive Shares from the Issuer, any agent of the Issuer or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

Subject to the terms of this Deposit Agreement, at the request and risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

Upon each delivery to a Custodian of a certificate or certificates for Shares to be deposited hereunder, together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, present such certificate or certificates to the Issuer or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or such Custodian or its nominee.

Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the Depositary shall determine.

SECTION 2.3.  Execution and Delivery of Receipts.
Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder (and in addition, if the transfer books of the Issuer or the Foreign Registrar, if applicable, are open, the Depositary may in its sole discretion require a proper acknowledgment or other evidence from the Issuer that any Deposited Securities have been recorded upon the books of the Issuer or the Foreign Registrar, if applicable, in the name of the Depositary or its nominee or such Custodian or its nominee), together with the other documents required as above specified, such Custodian shall notify the Depositary of such deposit and the person or persons to whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby.  Such notification shall be made by letter or, at the request, risk and expense of the person making the deposit, by cable, telex or facsimile transmission.  Upon receiving such notice from such Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal Office, to or upon the order of the person or persons entitled thereto, a Receipt or Receipts, registered in the name or names and evidencing any authorized number of American Depositary Shares requested by such person or persons, but only upon payment to the Depositary of the fees and expenses of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the Deposited Securities.

SECTION 2.4.  Transfer of Receipts; Combination and Split-up of Receipts.

The Depositary, subject to the terms and conditions of this Deposit Agreement, including payment of the applicable fees and charges of the Depositary set forth in Section 5.9 hereof shall register transfers of Receipts on its transfer books from time to time, upon (i) in the case of certificated Receipts, any surrender of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, or (ii) in the case of uncertificated Receipts, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through the Profile Modification System), in either case duly stamped as may be required by the laws of the State of New York and of the United States of America.  Thereupon the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered, and deliver the same to or upon the order of the person entitled thereto.

The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

The Depositary may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary. Such co-transfer agents may be removed and substitutes appointed by the Depositary.

SECTION 2.5.  Surrender of Receipts and Withdrawal of Shares.
Upon surrender at the Principal Office of the Depositary of a Receipt for the purpose of withdrawal of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of such Receipt shall be entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of such Owner or as ordered by him, by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or dematerialized securities through CRESTCo, the Central Securities Depository for the United Kingdom securities market and (b) any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by him.  Such delivery shall be made, as hereinafter provided, without unreasonable delay, subject to the terms and conditions of this Deposit Agreement, the Issuer's constituent documents, any provisions of or governing the Deposited Securities and other applicable laws.

A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order.  Thereupon the Depositary shall direct the Custodian to deliver at or from the office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Principal Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Shares.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes and governmental charges) to the person surrendering the Receipt.

At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward, to the extent permitted by law, any cash or other property (other than securities) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Principal Office of the Depositary.  Such direction shall be given by letter or, at the request, risk and expense of such Owner, by cable, telex or facsimile transmission.

SECTION 2.6.  Limitations on Execution and Delivery, Transfer and Surrender of Receipts.
As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by (i) the Depositary or (ii)  the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, subject, in each case, to the provisions of Section 7.7 hereof.  Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

SECTION 2.7.  Lost Receipts, etc.
In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt.  Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary (i) a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond in form and amount acceptable to the Depositary and (b) satisfied any other reasonable requirements imposed by the Depositary.

SECTION 2.8.  Cancellation and Destruction of Surrendered Receipts.
All Receipts surrendered to the Depositary shall be cancelled by the Depositary.  The Depositary is authorized to destroy Receipts so cancelled in accordance with its customary practices.

The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, of substitute Receipts delivered under Section 2.7 and of cancelled or destroyed Receipts under this Section, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

SECTION 2.9.  Pre-Release of Receipts.
The Depositary may (i) notwithstanding Section 2.3 hereof, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 ("Pre-Release") and (ii) pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares under (i) above in satisfaction of a Pre-Release and may receive Shares in lieu of Receipts under (ii) above.  Each such Pre-Release will be (a) subject to a written agreement with the Depositary whereby the person or entity (the "Applicant") to whom American Depositary Shares or Shares are to be delivered (1) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares or American Depositary Shares that are to be delivered by the Applicant under such Pre-Release, (2) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash or United States government securities or such other collateral as the Depositary deems appropriate, held by the Depositary for the benefit of the Owners or beneficial owners of American Depositary Shares (not including any earnings thereon) until such Shares or American Depositary Shares are deposited, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of American Depositary Shares and Shares involved in Pre-Release transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

ARTICLE 3.  CERTAIN OBLIGATIONS OF OWNERS OF RECEIPTS.

SECTION 3.1.  Filing Proofs, Certificates and Other Information.
Any person presenting Shares for deposit or any Owner of a Receipt may be required, and every such person and Owner agrees, from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, and to provide such other information and documents, in all cases as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and such other documentation or information provided, in each case to the Depositary’s satisfaction.

SECTION 3.2.  Liability of Owner for Taxes.
If any present or future tax or other governmental charge (including any penalties and/or interest) shall become payable with respect to any Receipt, any American Depositary Share or any Deposited Securities represented by any American Depositary Share, such tax or other governmental charge shall be payable by the Owner of such Receipt to the Depositary and such Owner shall be deemed liable therefor.  In addition to any other remedies available to it, the Depositary may refuse the deposit of Shares and may refuse to issue American Depositary Shares, to deliver Receipts, to register the split-up or combination of Receipts, or to effect any transfer of Receipts or (subject to Section 7.7) any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipts until such payment is made and may withhold any dividends or other distributions, or may sell for the account of the Owner thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner of such Receipt shall remain liable for any deficiency.  Each Owner and each holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Issuer, the Custodian and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes or other governmental charges that may be incurred by such Owner and/or holder on account of its ownership of Receipts or an interest therein, including without limitation taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. The obligations of Owners and holders of a Receipt or an interest therein under this Section 3.2 shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of this Deposit Agreement.

SECTION 3.3.  Warranties on Deposit of Shares.
Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive or similar rights of the holders of outstanding Shares, that the Shares were legally obtained by such person, that the person making such deposit is duly authorized so to do, that the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and that the Shares presented for deposit have not been stripped of any rights or entitlements.  Every such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be, Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

SECTION 3.4  Disclosure of Beneficial Ownership.
To the extent that the constituent documents of the Issuer, applicable English law or the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations as if they held the number of Shares their American Depositary Shares represent and to comply with any reasonable Issuer instructions in respect thereof. Without limiting the foregoing, each Owner and each person holding Receipts agrees to (a) provide such information as the Issuer or the Depositary may request pursuant to law (including, without limitation, relevant English law, any applicable law of the United States, the constituent documents of the Issuer, any resolutions of the Issuer's Board of Directors adopted pursuant to such  constituent documents, the requirements of any markets or exchanges upon which the Shares, American Depositary Shares or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the American Depositary Shares or Receipts may be transferred), regarding the capacity in which they own or owned Receipts, the identity of any other persons then or previously interested in such Receipts and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of England, the constituent documents of the Issuer and the requirements of any markets or exchanges upon which the American Depositary Shares, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the American Depositary Shares, Receipts or Shares may be transferred, to the same extent as if such Owner and/or person holding Receipts held Shares directly, in each case irrespective of whether or not they are Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of English law, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed and the Issuer's constituent documents regarding any such Owner's or holder’s interest in Shares (including the aggregate of American Depositary Shares and Shares held by each such Owner or holder) and/or the disclosure of interests therein, whether or not the same may be enforceable against such Owner or holder.  Each Owner and person holding Receipts further agrees to furnish the Issuer and the Depositary with any such notification made in accordance with this Section 3.4 and to comply with requests for information from the Issuer or the Depositary pursuant to the laws of England, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed, and the Issuer's constituent documents, whether or not they are Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Issuer any such request from the Issuer to the Owners and beneficial owners of American Depositary Shares and to forward to the Issuer any such responses to such requests received by the Depositary from Owners and beneficial owners of American Depositary Shares.  The Issuer reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Issuer to deal directly with the Owner thereof as a holder of Shares and Owners agree to comply with such instructions.   The Depositary agrees to cooperate with the Issuer in its efforts to inform Owners of the Issuer's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Issuer on the manner or manners in which it may enforce such rights with respect to any Owner.

ARTICLE 4.  THE DEPOSITED SECURITIES.

SECTION 4.1.  Cash Distributions.
Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in Section 5.9 hereof, if applicable) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly and such withheld amounts shall be forwarded to the relevant governmental authority in accordance with Section 4.11.  The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent.  Any such fractional amounts shall be rounded down to the nearest whole cent and so distributed to Owners entitled thereto. Owners and beneficial owners of American Depositary Shares understand that in converting foreign currency, amounts received on conversion are calculated at a rate which exceeds three or four decimal places (the number of decimal places used by the Depositary to report distribution rates).  The excess amount may be retained by the Depositary as an additional cost of conversion, irrespective of any other fees and expenses payable or owing hereunder and shall not be subject to escheatment. The Depositary will forward to the Issuer or its agent such information from its records as the Issuer may reasonably request to enable the Issuer or its agent to file necessary reports with governmental agencies, and the Depositary or the Issuer or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

SECTION 4.2.  Distributions Other Than Cash, Shares or Rights.
Subject to the provisions of Section 4.11 and Section 5.9, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, subject to the Issuer having given notice thereof to the Depositary at least 30 days prior to the proposed distribution indicating whether or not it wishes such distribution to be made to Owners, the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if the Issuer does not timely request the Depositary to make such distribution, or if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash all in the manner and subject to the conditions described in Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and holders shall have no rights thereto or arising therefrom. The Depositary may withhold any distribution of securities under this Section 4.2 if it has not received satisfactory assurances from the Issuer that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.

SECTION 4.3.  Distributions in Shares.
If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, either (i) distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees and expenses of the Depositary as provided in Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution) or (ii) if additional Receipts are not so distributed, each American Depositary Share shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  The Depositary may withhold any delivery of Receipts under this Section 4.3 if it has not received satisfactory assurances from the Issuer (including, if required pursuant to Section 5.7, an opinion of counsel to the Issuer furnished at the expense of the Issuer) that such distribution does not require registration under the Securities Act of 1933. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Owners entitled thereto as in the case of a distribution received in cash all in the manner and subject to the conditions described in Section 4.1.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.

Whenever the Issuer intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Issuer shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners.  Upon receipt of notice indicating that the Issuer wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Issuer to determine, and the Issuer shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners.  The Depositary shall make such elective distribution available to Owners only if (i) the Issuer shall have timely requested that the elective distribution is available to Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Issuer.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 or (y) additional American Depositary Shares representing such additional Shares upon the terms described above in this Section 4.3.  If the above conditions are satisfied, the Depositary shall establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Issuer shall assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.9 hereof, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described above in this Section 4.3.  Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than American Depositary Shares).

SECTION 4.4.  Rights.
In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners. . The Depositary shall make such rights available to Owners only if (i) the Issuer shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. The Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and reasonably practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and reasonably practicable, in proportion to the number of America Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner, pursuant to such warrants or other instruments, to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner. Nothing herein shall obligate the Depositary to make available to the Owners a method to exercise such rights to subscribe for Shares (rather than American Depositary Shares).

If (i) the Issuer does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 or the Depositary determines in its discretion that it is not lawful and reasonably practicable to make such rights available to all or certain Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable it may endeavor to sell the rights, warrants or other instruments upon such terms as it may deem proper in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or on a reasonably practicable basis make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in this Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of the Securities Act of 1933.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel for the Issuer in the United States and any other applicable country in which rights would be distributed upon which the Depositary may rely that such distribution to such Owner is exempt from such registration under the Securities Act of 1933 and any other applicable laws.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Owners in general or any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Issuer in connection with any rights distribution.

In the event the Issuer, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly.

SECTION 4.5.  Conversion of Foreign Currency.
Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 and fees and/or other governmental charges incurred in the process of such conversion.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversation is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

SECTION 4.6.  Fixing of Record Date.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient, the Depositary shall fix a record date as close as practicable to the record date fixed by the Issuer with respect to the Shares (if applicable) (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, or (c) for any other reason.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively and to give voting instructions and to act in respect of any other such matter.

SECTION 4.7.  Voting of Deposited Securities.
Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer in a timely manner  and at the Issuer's expense and provided no U.S. legal prohibitions exist, the Depositary shall, as soon as practicable thereafter, mail or otherwise distribute to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, and (b) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and the articles of association of the Issuer or similar document, to instruct the Depositary as to the exercise of the voting rights, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipts in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph; provided that the Depositary having no obligation to take any further action unless the Issuer shall give the Depositary notice of any such meeting or solicitation not less than 30 days prior to the applicable date.

SECTION 4.8.  Changes Affecting Deposited Securities.
In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Issuer or to which it is a party, or upon the redemption or cancellation by the Issuer of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities, shall to the extent permitted by law be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities,  the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Issuer shall so request, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations,  execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Issuer's approval, and shall, if the Issuer requests, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

SECTION 4.9.  Reports.
The Depositary shall make available for inspection at its Principal Office any reports and communications, including any proxy solicitation material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, send to the Owners copies of such reports furnished by the Issuer pursuant to Section 5.6.

SECTION 4.10.  Lists of Owners.
Promptly upon request by the Issuer, the Depositary shall, at the expense of the Issuer, furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary.

SECTION 4.11.  Withholding.
In connection with any distribution to Owners, the Issuer will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Issuer; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held  by them respectively.

The Depositary and the Custodian shall not be required to provide the Owners with any evidence of the remittance by the Issuer (or its agents) of any taxes withheld, or of the payment of taxes by the Issuer, except to the extent the evidence is provided by the Issuer to the Depositary.  Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or beneficial owner of American Depositary Shares to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability.  The Depositary is under no obligation to provide the Owners and beneficial owners of American Depositary Shares with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners of American Depositary Shares on account of their ownership of the American Depositary Shares, including without limitation tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

ARTICLE 5.  THE DEPOSITARY, THE CUSTODIANS AND THE ISSUER.

SECTION 5.1  Maintenance of Office and Transfer Books by the Depositary.
Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Issuer or a matter related to this Deposit Agreement or the Receipts.

The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties hereunder.

If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, the Depositary shall act as Registrar or appoint a Registrar or one or more co-registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges.

SECTION 5.2.  Prevention or Delay in Performance by the Depositary or the Issuer.
Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, (i) if by reason of any provision of any present or future law, rule or regulation of the United States, United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Issuer's articles of association or similar document, any act of God, war, terrorism or other circumstance beyond its control, the Depositary or the Issuer shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or the Deposited Securities it is provided shall be done or performed;  (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement, or (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Owners or holders.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

SECTION 5.3.  Obligations of the Depositary, the Custodian and the Issuer.
The Issuer and its directors, officers, employees, agents and affiliates assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Owner, holder of any Receipt or any other person (except for the Issuer’s obligations specifically set forth in Section 5.8); provided that the Issuer and its directors, officers, employees, agents and affiliates agree to perform their respective obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or holder of any Receipt (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful, for the content of any information submitted to it by the Issuer for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of this Deposit Agreement or for the failure or timeliness of any notice from the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary, the Issuer and their respective directors, officers, employees, agents or affiliates, and the Custodian may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast, provided that any such action or nonaction is in good faith, or the effect of any vote.

Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or holder, any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.  Neither the Issuer nor the Depositary nor any of their respective agents shall incur any liability for any indirect, special, punitive or consequential damages for any breach of the terms of this Deposit Agreement or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

SECTION 5.4.  Resignation and Removal of the Depositary.
The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Issuer, such resignation to take effect on the earlier of (i) the 60th day after delivery thereof to the Issuer (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Issuer, be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time.

The Depositary may at any time be removed by the Issuer by written notice of such removal effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary hereunder or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time.

In case at any time the Depositary acting hereunder shall resign or be removed, the Issuer shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. The Issuer shall give notice to the Depositary of the appointment of a successor depositary not more than 60 days after delivery by the Depositary of written notice of resignation or by the Issuer of removal, each as provided in this section.  In the event that a successor depositary is not appointed or notice of the appointment of a successor depositary is not provided by the Issuer in accordance with the preceding sentence, the Depositary shall be entitled to take the actions contemplated in Section 6.2 hereof. Every successor depositary shall execute and deliver to its predecessor and to the Issuer an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Issuer shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts.  Any such successor depositary shall promptly mail notice of its appointment to the Owners.

Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

SECTION 5.5  The Custodians.
The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it.  Any Custodian may resign and be discharged from its duties hereunder by notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective.  If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian hereunder.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners to do so, it may appoint substitute or additional custodian or custodians, which shall thereafter be one of the Custodians hereunder.  Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians.  Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary.

Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

SECTION 5.6.  Notices and Reports.
On or before the first date on which the Issuer gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights, the Issuer agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

The Issuer will arrange for the prompt transmittal by the Issuer to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Issuer to holders of its Shares.  If requested in writing by the Issuer, the Depositary will arrange for the mailing, at the Issuer's expense, of copies of such notices, reports and communications to all Owners.  The Issuer will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

SECTION 5.7.  Distribution of Additional Shares, Rights, etc.
The Issuer agrees that in the event it or any of its affiliates conducts (1) an issuance, sale or distribution of additional Shares, (2) an offering of rights to subscribe for Shares or other Deposited Securities, (3) an issuance of securities convertible into or exchangeable for Shares, (4) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (5) an elective dividend of cash or Shares, (6) a redemption of Deposited Securities, (7) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger,  subdivision, amalgamation or consolidation or transfer of assets or (8) any reclassification, recapitalization, reorganization, merger, amalgamation, consolidation or sale of assets which affects the Deposited Securities (each a "Distribution") the Issuer will promptly furnish to the Depositary (a) a written opinion from U.S. counsel for the Issuer, which counsel shall be satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto and dealing with such other reasonable issues requested by the Depositary, (b) a written opinion from United Kingdom counsel for the Issuer, which counsel shall be reasonably satisfactory to the Depositary, stating that (1) making the transaction available to Owners and beneficial owners of American Depositary Shares does not violate the laws or regulations of the United Kingdom and (2) all requisite regulatory consents and approvals have been obtained in the United Kingdom, and dealing with such other reasonable issues requested by the Depositary and (c) as the Depositary may reasonably request, a written opinion of counsel in any other jurisdiction in which Owners or beneficial owners of American Depositary Shares reside to the effect that making the transaction available to such Owners or beneficial owners of American Depositary Shares does not violate the laws of such jurisdiction.  If in the opinion of such U.S. counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution and whether such Distribution is in accordance with all applicable laws or regulations.  If, being advised by counsel, the Issuer determines that a transaction is required to be registered under the Securities Act of 1933, the Issuer will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act of 1933 or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act of 1933.

The Issuer agrees with the Depositary that neither the Issuer nor any of its affiliates will at any time (i) deposit any Shares, either originally issued or previously issued and reacquired by the Issuer or any such affiliate, or (ii) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction or the securities issuable in such transaction are exempt from registration under the Securities Act of 1933 or have been registered under the Securities Act of 1933 (and such registration statement has been declared effective).

Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Issuer to file any registration statement in respect of any proposed transaction.

SECTION 5.8.  Indemnification.
The Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any liability, loss, tax, cost, claim, judgment, proceeding, action, demand and any charge or expense of any kind whatsoever (including, but not limited to, the fees and expenses of counsel) which may arise (a) out of or in connection with any offer, issuance, sale, resale, transfer, deposit or withdrawal of Receipts, American Depositary Shares, the Shares, or other Deposited Securities, as the case may be, (b) our of or in connection with any offering documents in respect thereof or (c) out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, in any such case (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Issuer or any of its directors, employees, agents and affiliates.

The Depositary agrees to indemnify the Issuer, its directors, officers, employees, agents and affiliates and hold them harmless from any liability, loss, tax, cost, claim, judgment, proceeding, action, demand and any charge or expense of any kind whatsoever (including, but not limited to, the fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or its Custodian or their respective, agents hereunder due to their negligence or bad faith.

Notwithstanding any other provision of this Deposit Agreement or any Receipt to the contrary, neither the Issuer nor the Depositary, nor any of their directors, officers, employees, agents or affiliates, shall be liable to the other for any indirect, special, punitive or consequential damages (collectively "Special Damages") except (i) to the extent such Special Damages arise from the gross negligence or willful misconduct of the party from whom indemnification is sought or (ii) to the extent Special Damages arise from or out of a claim brought by a third party (including, without limitation, Owners) against the Depositary or its agents, except to the extent such Special Damages arise out of the gross negligence or willful misconduct of the party seeking indemnification hereunder

The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person.

SECTION 5.9.  Charges of Depositary.
The Issuer agrees to pay the fees, reasonable expenses and out of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of 5.00 Dollars or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of 0.05 Dollars or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof, (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) for the operation and maintenance costs in administering the American Depositary Shares an annual fee not in excess of 5.00 Dollars per 100 American Depositary Shares (or portion thereof), and (9) any other charge payable by any of the Depositary, any of the Depositary's agents, including, without limitation, the Custodian, or the agents of the Depositary's agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Owners as of the record date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

SECTION 5.10.  Retention of Depositary Documents.
The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Issuer requests that such papers be retained for a longer period or turned over to the Issuer or to a successor depositary.

SECTION 5.11.  Exclusivity.
The Issuer agrees not to appoint any other depositary for issuance of Receipts so long as Deutsche Bank Trust Company Americas is acting as Depositary hereunder.

SECTION 5.12.  List of Restricted Securities Owners.
From time to time, the Issuer shall provide to the Depositary a list setting forth, to the actual knowledge of the Issuer, those persons or entities who beneficially own Restricted Securities and the Issuer shall update that list on a regular basis.  The Issuer agrees to advise in writing each of the persons or entities so listed that such Restricted Securities are ineligible for deposit hereunder.  The Depositary may rely on such a list or update but shall not be liable for any action or omission made in reliance thereon.

ARTICLE 6.  AMENDMENT AND TERMINATION.

SECTION 6.1.  Amendment.
The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable, without the consent of Owners or beneficial owners of American Depositary Shares.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.  Any amendments or supplements which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Receipts to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance.

SECTION 6.2.  Termination.
The Depositary shall at any time at the direction of the Issuer terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, provided that the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of this Deposit Agreement and in accordance with any other agreements as otherwise agreed in writing between the Issuer and the Depositary from time to time, before such termination shall take effect.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Issuer a written notice of its election to resign, or (ii) the Issuer shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4, the Depositary may terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of this Deposit Agreement, the Issuer shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary hereunder. The obligations under the terms of this Deposit Agreement and the Receipts of Owners and beneficial owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of this Deposit Agreement and the Owners have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

ARTICLE 7.  MISCELLANEOUS.

SECTION 7.1.  Counterparts.
This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the Depositary and the Custodians and shall be open to inspection by any holder or Owner of a Receipt during business hours.

SECTION 7.2.  No Third Party Beneficiaries.
This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

SECTION 7.3.  Severability.
In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

SECTION 7.4.  Owners and Beneficial Owners as Parties; Binding Effect.
The Owners and beneficial owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

SECTION 7.5.  Notices.
Any and all notices to be given to the Issuer shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to The Company Secretary, United Utilities Group PLC, Haweswater House, Lingley Mere Business Park, Lingley Green Avenue, Great Sankey, Warrington WA5 3LP, or any other place to which the Issuer may have transferred its principal office.

Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to Deutsche Bank Trust Company Americas, 60 Wall Street, New York, New York 10005, Attention: ADR Administration, or any other place to which the Depositary may have transferred its Principal Office.

Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

Delivery of a notice sent by mail or cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box.  The Depositary or the Issuer may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

SECTION 7.6.  Governing Law.
This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York without reference to the principles of choice of law thereof. Except as set forth in the following paragraph of this Section 7.6, the Issuer and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts. The Issuer hereby irrevocably designates, appoints and empowers Depositary Management Corporation (the "Process Agent") now at 570 Lexington Avenue, 44th Floor, New York, NY 10022, as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Issuer in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.6. If for any reason the Process Agent shall cease to be available to act as such, the Issuer agrees to designate a new agent in the City of New York on the terms and for the purposes of this Section 7.6 reasonably satisfactory to the Depositary. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Issuer, by service by mail of a copy thereof upon the Process Agent (whether or not the appointment of such Agent shall for any reason prove to be ineffective or such Process Agent shall fail to accept or acknowledge such service), with a copy mailed to the Issuer by registered or certified air mail, postage prepaid, to its address provided in Section 7.5 hereof. The Issuer agrees that the failure of the Process Agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

Notwithstanding the foregoing, the Depositary and the Issuer unconditionally agree that in the event that an Owner or beneficial owner of American Depositary Shares brings a suit, action or proceeding against (a) the Issuer, (b) the Depositary in its capacity as Depositary under this Deposit Agreement or (c) against both the Issuer and the Depositary, in any state or federal court of the United States, and the Depositary or the Issuer have any claim, for indemnification or otherwise, against each other arising out of the subject matter of such suit, action or proceeding, then the Issuer and the Depositary may pursue such claim against each other in the state or federal court in the United States in which such suit, action, or proceeding is pending, and for such purposes, the Issuer and the Depositary irrevocably submit to the non-exclusive jurisdiction of such courts. The Issuer agrees that service of process upon the Process Agent in the manner set forth in the preceding paragraph shall be effective service upon it for any suit, action or proceeding brought against it as described in this paragraph.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.6, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER OFAMERICAN DEPOSITARY SHARES AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE ISSUER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

The provisions of this Section 7.6 shall survive any termination of this Deposit Agreement, in whole or in part.

SECTION 7.7  Compliance with U.S. Securities Laws.
Notwithstanding anything in this Deposit Agreement to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

SECTION 7.8  Amendment and Restatement of Old Deposit Agreement.
This Deposit Agreement amends and restates the Old Deposit Agreement in its entirety to consist exclusively of this Deposit Agreement, and each Old Receipt is hereby deemed amended and restated to substantially conform to the form of Receipt set forth in Exhibit A annexed hereto, except that, to the extent any portion of either such amendment and restatement would prejudice any substantial existing right of owners of Old Receipts, such portion shall not become effective as to such owners until 30 days after such owners shall have received notice thereof, such notice to be conclusively deemed given upon the mailing to such owners of notice of such amendment and restatement which notice contains a provision whereby such owners can receive a copy of the form of Receipt.

IN WITNESS WHEREOF, UNITED UTILITIES GROUP PLC and DEUTSCHE BANK TRUST COMPANY AMERICAS have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.

UNITED UTILITIES GROUP PLC By:_______________________ Name: Title: DEUTSCHE BANK TRUST COMPANY AMERICAS, as Depositary By:_______________________ Name: Title:

Exhibit A to Deposit Agreement

No.	______________________ AMERICAN DEPOSITARY SHARES (Each American Depositary Share represents two (2) deposited Shares)

DEUTSCHE BANK TRUST COMPANY AMERICAS

AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES OF
UNITED UTILITIES GROUP PLC
(INCORPORATED UNDER THE LAWS OF ENGLAND)

DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary (hereinafter called the “Depositary”), hereby certifies that ___________________, or registered assigns IS THE OWNER OF _____________ American Depositary Shares representing deposited Ordinary Shares (herein called "Shares") of United Utilities GROUP PLC, a public limited company incorporated under the laws of England (herein called the "Issuer").  At the date hereof, each American Depositary Share represent two (2) Shares which are either deposited or subject to deposit under the deposit agreement with the Custodian appointed thereunder (herein called the “Custodian”).

THE DEPOSITARY’S PRINCIPAL OFFICE IS:
60 WALL STREET, NEW YORK, N.Y. 10005

1.           THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the amended and restated deposit agreement, dated as of June [•], 2013 (herein called the "Deposit Agreement"), by and among the Issuer, the Depositary, and all Owners and holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities").  Copies of the Deposit Agreement are on file at the Depositary's Principal Office in New York City and at the office of the Custodian.

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The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.  Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.           SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.
Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Issuer’s constituent documents and any provisions of or governing the Deposited Securities and other applicable laws, the Owner hereof is entitled to delivery, to him or upon his order, of the amount of Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued.  Delivery of such Deposited Securities may be made by the delivery of (a) certificates in the name of the Owner hereof or as ordered by him, by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by him or dematerialized securities through CRESTCo, the Central Securities Depository for the United Kingdom securities market, and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt to such Owner or as ordered by him.  Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Principal Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Principal Office of the Depositary shall be at the risk and expense of the Owner hereof.  Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Issuer or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

The Depositary may, in its discretion, refuse to accept for surrender a number of American Depositary Shares representing a number other than a whole number of Shares.  In the case of surrender of a Receipt evidencing a number of American Depositary Shares representing other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number of Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) issue and deliver to the person surrendering such Receipt a new Receipt evidencing American Depositary Shares representing any remaining fractional Share, or (ii) sell or cause to be sold the fractional Shares represented by the Receipt surrendered and remit the proceeds of such sale (net of applicable fees and charges of, and expenses incurred by, the Depositary and taxes and governmental charges) to the person surrendering the Receipt.

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3.           TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.
The transfer of this Receipt is registrable on the books of the Depositary at its Principal Office by the Owner hereof in person or by a duly authorized attorney, upon surrender of this Receipt properly endorsed for transfer or accompanied by proper instruments of transfer or in the case of an uncertificated Receipt, upon receipt from the Owner hereof of a proper instruction (including, for the avoidance of doubt, instructions through the Profile Modification System), and funds sufficient to pay any applicable transfer taxes and the expenses of the Depositary and upon compliance with such regulations, if any, as the Depositary may establish for such purpose.  This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.  As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of Shares or the presentor of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt.

The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended, or the transfer of Receipts in particular instances may be refused, or the registration of transfer of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by (i) the Depositary or (ii) the Issuer at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, subject, in each case, subject to Article (22) hereof.  Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.           LIABILITY OF OWNER FOR TAXES.
If any present or future tax or other governmental charge including any penalties and/or interest) shall become payable with respect to any Receipt, any American Depositary Share or any Deposited Securities represented by any American Depositary Share, such tax or other governmental charge shall be payable by the Owner hereof to the Depositary and such owner shall be deemed liable therefor.  In addition to any other remedies available to it, the Depositary may refuse the deposit of Shares and may refuse to issue American Depositary Shares, to deliver Receipts, to register the split-up or combination of Receipts, or to effect any transfer of Receipts or (subject to Section 7.7 of the Deposit Agreement) any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipts until such payment is made and may withhold any dividends or other distributions, or may sell for the account of the Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner hereof shall remain liable for any deficiency.  Each Owner and each holder of a Receipt or an interest therein agrees to indemnify the Depositary, the Issuer, the Custodian and any of their respective directors, officers, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes or other governmental charges that may be incurred by such Owner and/or holder on account of its ownership of Receipts or an interest therein, including without limitation taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained. The obligations of Owners and holders of a Receipt or an interest therein under this paragraph and the Deposit Agreement shall survive any transfer of Receipts, any surrender of Receipts and withdrawal of Deposited Securities, or the termination of the Deposit Agreement.

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5.           WARRANTIES OF DEPOSITORS.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, fully paid, nonassessable and free of any pre-emptive rights of the holders of outstanding Shares, that the Shares were legally obtained by such person, that the person making such deposit is duly authorized so to do, that the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and that the Shares presented for deposit have not been stripped of any rights or entitlements.  Every such person shall also be deemed to represent that the Shares presented for deposit are not, and the American Depositary Shares issuable upon such deposit will not be Restricted Securities.  Such representations and warranties shall survive the deposit of Shares and issuance of Receipts. If any such representations or warranties are false in any way, the Issuer and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

6.           FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Issuer or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, and to provide such other information and documents, in all cases as the Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed or such representations and warranties made and such other documentation or information provided, in each case to the Depositary’s satisfaction.  No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in England which is then performing the function of the regulation of currency exchange.

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7.           CHARGES OF DEPOSITARY.
The Issuer agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Issuer from time to time.  The Depositary shall present its statement for such charges and expenses to the Issuer once every three months.  The charges and expenses of the Custodian are for the sole account of the Depositary.

The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Issuer or an exchange regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Issuer or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of 5.00 Dollars or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Sections 2.5 or 6.2 of the Deposit Agreement, (6) a fee of 0.05 Dollars or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof, (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners, (8) for the operation and maintenance costs in administering the American Depositary Shares an annual fee not in excess of 5.00 Dollars per 100 American Depositary Shares (or portion thereof),  and (9) any other charge payable by any of the Depositary, any of the Depositary's agents, including, without limitation, the custodian, or the agents of the Depositary's agents in connection with the servicing of the Shares or other Deposited Securities (which charge shall be assessed against Owners as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Owners or by deducting such charge from one or more cash dividends or other cash distributions).

The Depositary, subject to Article (8) hereof, may own and deal in any class of securities of the Issuer and its affiliates and in Receipts.

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8.           LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.
The Depositary may (i) notwithstanding Section 2.3 of the Deposit Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement ("Pre-Release") and (ii) pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released.  The Depositary may receive Receipts in lieu of Shares under (i) above in satisfaction of a Pre-Release and may receive Shares in lieu of Receipts under (ii) above.  Each such Pre-Release will be (a) subject to a written agreement with the Depositary whereby the person or entity (the "Applicant") to whom American Depositary Shares or Shares are to be delivered (1) represents that at the time of the Pre-Release the Applicant or its customer owns the Shares or American Depositary Shares that are to be delivered by the Applicant under such Pre-Release, (2) agrees to indicate the Depositary as owner of such Shares or American Depositary Shares in its records and to hold such Shares or American Depositary Shares in trust for the Depositary until such Shares or American Depositary Shares are delivered to the Depositary or the Custodian, (3) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or American Depositary Shares, and (4) agrees to any additional restrictions or requirements that the Depositary deems appropriate, (b) at all times fully collateralized (marked to market daily) with cash or United States government securities or such other collateral as the Depositary deems appropriate, held by the Depositary for the benefit of the holders (not including any earnings thereon) until such Shares or American Depositary Shares are deposited, (c) terminable by the Depositary on not more than five (5) business days' notice and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.  The number of American Depositary Shares which are outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the American Depositary Shares outstanding (without giving effect to American Depositary Shares outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary may also set limits with respect to the number of American Depositary Shares and Shares involved in Pre-Release transactions with any one person on a case by case basis as it deems appropriate.

The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Owners (other than the Applicant).

9.           TITLE TO RECEIPTS.
It is a condition of this Receipt and every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Issuer shall have any obligation or be subject to any liability under the Deposit Agreement or this Receipt to any beneficial owner of American Depositary Shares unless that beneficial owner is the Owner of those American Depositary Shares.

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10.           VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.           REPORTS; INSPECTION OF TRANSFER BOOKS.
The Issuer publishes on its web site (www.unitedutilities.com) on an ongoing basis, or otherwise furnishes the United States Securities and Exchange Commission (the "Commission") with, certain public reports and documents required by foreign law or otherwise under Rule 12g3-2(b) under the Securities Exchange Act of 1934, as amended.

The Depositary will make available for inspection by Owners of Receipts at its Principal Office any reports and communications, including any proxy solicitation material, received from the Issuer which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Issuer.  The Depositary shall also, upon written request, send to the Owners of Receipts copies of such reports furnished by the Issuer pursuant to the Deposit Agreement.

The Depositary shall keep books for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts, provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Issuer or a matter related to the Deposit Agreement or the Receipts.

12.           DIVIDENDS AND DISTRIBUTIONS.
Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the Deposit Agreement, convert such dividend or distribution into Dollars and shall distribute the amount thus received (net of the fees of the Depositary as provided in the Deposit Agreement, if applicable) to the Owners of Receipts entitled thereto, provided, however, that in the event that the Issuer or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution in respect of any Deposited Securities an amount on account of taxes, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly and such withheld amounts shall be forwarded by the Issuer, the Custodian or the Depositary to the relevant governmental authority in accordance with this Article (12) and Section 4.11 of the Deposit Agreement.

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Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, subject to the Issuer having given notice thereof to the Depositary at least 30 days prior to the proposed distribution indicating whether or not it wishes such distribution to be made to Owners, the Depositary shall cause the securities or property received by it to be distributed to the Owners of Receipts entitled thereto, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if the Issuer does not timely request the Depositary to make such distribution, or if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Issuer or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners or holders) the Depositary deems such distribution not to be reasonably practicable, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owner of Receipts entitled thereto as in the case of a distribution received in cash all in the manner and subject to the conditions described in Section 4.1. If the Depositary is unable to sell such property, the Depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration and Owners and holders shall have no rights thereto or arising therefrom. The Depositary may withhold any distribution of securities under this paragraph if it has not received satisfactory assurances from the Issuer that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this paragraph that is sufficient to pay its fees and expenses in respect of that distribution.

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If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and shall if the Issuer shall so request, either (i) distribute to the Owners of outstanding Receipts entitled thereto, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Shares received sufficient to pay its fees and expenses in respect of that distribution) or (ii) if additional Receipts are not so distributed, each American Depositary Share shall, to the extent permissible by law, thenceforth also represent rights and interests in the additional Shares distributed upon the Deposited Securities represented thereby (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes and governmental charges).  The Depositary may withhold any delivery of Receipts under this paragraph and Section 4.3 of the Deposit Agreement if it has not received satisfactory assurances from the Issuer (including, if required pursuant to Section 5.7 of the Deposit Agreement, an opinion of counsel to the Issuer furnished at the expense of the Issuer) that such distribution does not require registration under the Securities Act of 1933. To the extent such distribution may be withheld, the Depositary may dispose of all or a portion of such distribution in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable, and the Depositary shall distribute the net proceeds of any such sale (after deduction of applicable (a) taxes and/or governmental charges and (b) fees and charges of, and expenses incurred by, the Depositary) to Owners entitled thereto as in the case of a distribution received in cash all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in the Deposit Agreement.

Whenever the Issuer intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Issuer shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Owners.  Upon receipt of notice indicating that the Issuer wishes such elective distribution to be made available to Owners, the Depositary shall consult with the Issuer to determine, and the Issuer shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Owners.  The Depositary shall make such elective distribution available to Owners only if (i) the Issuer shall have timely requested that the elective distribution is available to the Owners, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Issuer.  If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Owners, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash upon the terms described in Section 4.1 of the Deposit Agreement or (y) additional American Depositary Shares representing such additional Shares upon the terms described above in Section 4.3 of the Deposit Agreement.  If the above conditions are satisfied, the Depositary shall establish procedures to enable Owners to elect the receipt of the proposed dividend in cash or in additional American Depositary Shares.  The Issuer shall assist the Depositary in establishing such procedures to the extent necessary.  Subject to Section 5.9 of the Deposit Agreement, if an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.3 of the Deposit Agreement.  Nothing herein shall obligate the Depositary to make available to Owners a method to receive the elective dividend in Shares (rather than American Depositary Shares).

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In connection with any distribution to Owners, the Issuer will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Issuer; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian.  In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held  by them respectively.

13.           CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian shall receive foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a practicable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, by sale or in any other manner that it may determine, such foreign currency into Dollars, and such Dollars shall be distributed to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation.  Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement and fees and/or other governmental charges incurred in the process of such conversion.

If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable. Nothing herein shall obligate the Depositary to file or cause to be filed, or to seek effectiveness of any such application or license.

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If at any time the Depositary shall determine that in its judgment any foreign currency received by the Depositary is not convertible on a practicable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the opinion of the Depositary is not obtainable at a reasonable cost, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

If any such conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.           RIGHTS.
In the event that the Issuer shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Issuer shall give notice thereof to the Depositary at least 60 days prior to the proposed distribution stating whether or not it wishes such rights to be made available to Owners. The Depositary shall make such rights available to Owners only if (i) the Issuer shall have timely requested that such rights be made available to Owners, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement, and (iii) the Depositary shall have determined that such distribution of rights is lawful and reasonably practicable. The Depositary shall have discretion as to the procedure to be followed in making such rights available to any Owners or in disposing of such rights on behalf of any Owners and making the net proceeds available to such Owners or, if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse. If at the time of the offering of any rights the Depositary determines in its discretion that it is lawful and reasonably practicable to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute, to any Owner to whom it determines the distribution to be lawful and reasonably practicable, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

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If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner, pursuant to such warrants or other instruments, to the Depositary to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Issuer shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner.  As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. Nothing herein or in the Deposit Agreement shall obligate the Depositary to make available to the Owner a method to exercise such rights to subscribe for Shares (rather than American Depositary Shares).

If (i) the Issuer does not timely request the Depositary to make the rights available to Owners or requests that the rights not be made available to Owners, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.7 of the Deposit Agreement or the Depositary determines in its discretion that it is not lawful and  to make such rights available to all or certain Owners, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall determine whether it is lawful and reasonably practicable to sell such rights, and if it so determines that it is lawful and reasonably practicable it may endeavor to sell the rights, warrants or other instruments upon such terms as it may deem proper in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or on a reasonably practicable basis make such rights available, and allocate the net proceeds of such sales (net of the fees and expenses of the Depositary as provided in the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise.

The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of the Securities Act of 1933.  If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act of 1933, the Depositary shall not effect such distribution unless it has received an opinion from recognized counsel for the Issuer in the United States and any other applicable country in which rights would be distributed upon which the Depositary may rely that such distribution to such Owner is exempt from such registration under the Securities Act of 1933 and any other applicable laws.

The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or reasonably practicable to make such rights available to Owners in general or any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise, or (iii) the content of any materials forwarded to the Owners on behalf of the Issuer in connection with any rights distribution.

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In the event the Issuer, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Owners shall be reduced accordingly.

15.            RECORD DATES.
Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient,  the Depositary shall fix a record date as close as practicable to the record date fixed by the Issuer with respect to the Shares (if applicable) (a) for the determination of the Owners of Receipts who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to give instructions for the exercise of voting rights at any such meeting, or (b) on or after which each American Depositary Share will represent the changed number of Shares, subject to the provisions of the Deposit Agreement, or (c) for any other reason.

16.           VOTING OF DEPOSITED SECURITIES.
Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Issuer in a timely manner and at the Issuer's expense and provided no U.S. legal prohibitions exist, the Depositary shall, as soon as practicable thereafter, mail or otherwise distribute to the Owners of Receipts a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (a) such information as is contained in such notice of meeting received by the Depositary from the Issuer, (b) a statement that the Owners of Receipts as of the close of business on a specified record date will be entitled, subject to any applicable provision of English law and of the articles of association of the Issuer or similar document, to instruct the Depositary as to the exercise of the voting rights, pertaining to the amount of Shares or other Deposited Securities represented by their respective American Depositary Shares and (c) a statement as to the manner in which such instructions may be given.  Upon the written request of an Owner of a Receipt on such record date, received on or before the date established by the Depositary for such purpose (the "Instruction Date"), the Depositary shall endeavor, insofar as practicable, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Owner’s Receipt in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions.

There can be no assurance that Owners generally or any Owner in particular will receive the notice described in the preceding paragraph sufficiently prior to the Instruction Date to ensure that the Depositary will vote the Shares or Deposited Securities in accordance with the provisions set forth in the preceding paragraph; provided that the Depositary having no obligation to take any further action unless the Issuer shall give the Depositary notice of any such meeting or solicitation not less than 30 days prior to the applicable date.

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17.           CHANGES AFFECTING DEPOSITED SECURITIES.
In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Issuer or to which it is a party, or upon the redemption or cancellation by the Issuer of the Deposited Securities, any securities, cash or property which shall be received by the Depositary or a Custodian in exchange for, in conversion of, in lieu of or in respect of Deposited Securities shall to the extent permitted by law be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent, in addition to the existing Deposited Securities, the new Deposited Securities so received in exchange or conversion, unless additional Receipts are delivered pursuant to the following sentence.  In any such case the Depositary may, and shall if the Issuer shall so request, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations,  execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, with the Issuer's approval, and shall, if the Issuer requests, subject to receipt of an opinion of counsel to the Issuer, furnished at the expense of the Issuer, satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes and/or governmental charges) for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or feasible to make such securities available to Owners in general or to any Owner in particular, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities.

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18.           LIABILITY OF THE ISSUER AND THE DEPOSITARY.
Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt (i) if by reason of any provision of any present or future law, rule or regulation of the United  States, United Kingdom or any other country, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Issuer's articles of association or similar document, any act of God, war, terrorism or other circumstance beyond its control, the Depositary or the Issuer shall be prevented or forbidden from, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of the Deposit Agreement or the Deposited Securities it is provided shall be done or performed, (ii) by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, (iii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement, or (iv) for the inability of any Owner or holder to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or holders.  Where, by the terms of a distribution pursuant to Sections 4.1, 4.2 or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owner of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

The Issuer and its directors, officers, employees, agents and affiliates assume no obligation and shall not be subject to any liability under this Deposit Agreement or any Receipts to any Owner, Beneficial Owner or any other person (except for the Issuer’s obligations specifically set forth in Section 5.8 of the Deposit Agreement); provided that the Issuer and its directors, officers, employees, agents and affiliates agree to perform their respective obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Beneficial Owner (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without gross negligence or willful misconduct.

Without limitation of the foregoing, neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

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The Depositary shall not incur any liability for any failure to determine that any distribution or action may be lawful, for the content of any information submitted to it by the Issuer for distribution to the Owners or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of American Depositary Shares, Shares or Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Issuer.

Neither the Depositary nor the Issuer nor any of their respective directors, officers, employees, agents or affiliates shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or holder of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information.

The Depositary, the Issuer and their respective directors, officers, employees, agents or affiliates, and the Custodian may rely and shall be protected in acting upon any written notice, request, opinion or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary shall not be liable for any acts or omission made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without gross negligence or willful misconduct while it acted as Depositary.

The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast, provided that any such action or nonaction is in good faith, or the effect of any vote.

Subject to the terms and conditions of Section 5.8 of the Deposit Agreement, the Issuer agrees to indemnify the Depositary, its directors, employees, agents and affiliates and any Custodian under certain circumstances against, and hold each of them harmless from, certain liabilities or expenses.

Subject to the terms and conditions of Section 5.8 of the Deposit Agreement, the Depositary agrees to indemnify the Issuer, its directors, employees, agents and affiliates and any Custodian under certain circumstances against, and hold each of them harmless from, certain liabilities or expenses.

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Notwithstanding anything to the contrary set forth in the Deposit Agreement or any Receipt, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Owner or holder, any Receipt or Receipts or otherwise related hereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

Neither the Depositary nor the Custodian shall be liable for the failure by any Owner or beneficial owner of American Depositary Shares to obtain the benefits of credits on the basis of non-U.S. tax paid against such Owner's or beneficial owner's income tax liability.  The Depositary is under no obligation to provide the Owners and beneficial owners of American Depositary Shares with any information about the tax status of the Issuer. The Depositary shall not incur any liability for any tax consequences that may be incurred by Owners and beneficial owners of American Depositary Shares on account of their ownership of the American Depositary Shares, including without limitation tax consequences resulting from the Issuer (or any of its subsidiaries) being treated as a "Passive Foreign Investment Company" (as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise.

No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

19.           RESIGNATION AND REMOVAL OF THE DEPOSITARY.
The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Issuer, such resignation to take effect on the earlier of (i) the 60th day after delivery thereof to the Issuer (whereupon the Depositary shall, in the event no successor depositary has been appointed by the Issuer, be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement and this Receipt or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time.

The Depositary may at any time be removed by the Issuer by written notice of such removal, effective on the later of (i) the 60th day after delivery thereof to the Depositary (whereupon the Depositary shall be entitled to take the actions contemplated in Section 6.2 of the Deposit Agreement), or (ii) upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement, subject to the payment to the Depositary prior to such resignation of all amounts, fees, costs or expenses owed to the Depositary under the Deposit Agreement and this Receipt or in accordance with any other agreements otherwise agreed in writing between the Issuer and the Depositary from time to time.  Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint substitute or additional custodian or custodians.

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20.           AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Issuer and the Depositary in any respect which they may deem necessary or desirable, without the consent of Owners or beneficial owners of American Depositary Shares.  Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Owners of outstanding Receipts.  Every Owner of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby.  In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Issuer and the Depositary) in order for (a) the American Depositary Shares to be registered on Form F-6 under the Securities Act of 1933 or (b) the American Depositary Shares or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Owners, shall be deemed not to prejudice any substantial rights of Owners.  Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the Receipts to ensure compliance therewith, the Issuer and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations.  Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance.

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21.           TERMINATION OF DEPOSIT AGREEMENT.
The Depositary shall at any time at the direction of the Issuer terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 60 days prior to the date fixed in such notice for such termination, provided that the Depositary shall be reimbursed for any amounts, fees, costs or expenses owed to it in accordance with the terms of the Deposit Agreement and this Receipt and in accordance with any other agreements as otherwise agreed in writing between the Issuer and the Depositary from time to time, before such termination shall take effect.  If 60 days shall have expired after (i) the Depositary shall have delivered to the Issuer a written notice of its election to resign, or (ii) the Issuer  shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, the Depositary may terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed for such termination.  The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Issuer and the Owners of all Receipts then outstanding if at any time 60 days shall have expired after the Depositary shall have delivered to the Issuer a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.  On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Principal Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt.  If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges).  At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds.  After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges).  Upon the termination of the Deposit Agreement, the Issuer shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under the Deposit Agreement. The obligations under the terms of the Deposit Agreement and the Receipts of Owners and beneficial owners of American Depositary Shares outstanding as of the effective date of any termination shall survive such effective date of termination and shall be discharged only when the applicable American Depositary Shares are presented by their Owners to the Depositary for cancellation under the terms of the Deposit Agreement and the Owners have each satisfied any and all of their obligations hereunder (including, but not limited to, any payment and/or reimbursement obligations which relate to prior to the effective date of termination but which payment and/or reimbursement is claimed after such effective date of termination).

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22.           COMPLIANCE WITH U.S. SECURITIES LAWS.
Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Issuer and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

23.           DISCLOSURE OF BENEFICIAL OWNERSHIP
To the extent that the constituent documents of the Issuer, applicable English law or the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Owners and all persons holding Receipts agree to comply with all such disclosure requirements and ownership limitations as if they held the number of Shares their American Depositary Shares represent and to comply with any reasonable Issuer instructions in respect thereof. Without limiting the foregoing, each Owner and each person holding Receipts agrees to (a) provide such information as the Issuer or the Depositary may request pursuant to law (including, without limitation, relevant English law, any applicable law of the United States, the constituent documents of the Issuer, any resolutions of the Issuer's Board of Directors adopted pursuant to such  constituent documents, the requirements of any markets or exchanges upon which the Shares, American Depositary Shares or Receipts are listed or traded, or to any requirements of any electronic book-entry system by which the American Depositary Shares or Receipts may be transferred), regarding the capacity in which they own or owned Receipts, the identity of any other persons then or previously interested in such Receipts and the nature of such interest, and any other applicable matters, and (b) be bound by and subject to applicable provisions of the laws of England, the constituent documents of the Issuer and the requirements of any markets or exchanges upon which the American Depositary Shares, Receipts or Shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the American Depositary Shares, Receipts or Shares may be transferred, to the same extent as if such Owner and/or person holding Receipts held Shares directly, in each case irrespective of whether or not they are Owners at the time such request is made and (c) without limiting the generality of the foregoing, comply with all applicable provisions of English law, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed and the Issuer's constituent documents regarding any such Owner's or holder’s interest in Shares (including the aggregate of American Depositary Shares and Shares held by each such Owner or holder) and/or the disclosure of interests therein, whether or not the same may be enforceable against such Owner or holder.  Each Owner and person holding Receipts further agrees to furnish the Issuer and the Depositary with any such notification made in accordance with this paragraph and the Deposit Agreement and to comply with requests for information from the Issuer or the Depositary pursuant to the laws of England, the rules and requirements of any stock exchange on which the Shares are, or will be registered, traded or listed, and the Issuer's constituent documents, whether or not they are Owners at the time of such request. The Depositary agrees to use its reasonable efforts to forward upon the request of the Issuer any such request from the Issuer to the Owners and beneficial owners of American Depositary Shares and to forward to the Issuer any such responses to such requests received by the Depositary from Owners and beneficial owners of American Depositary Shares.  The Issuer reserves the right to instruct Owners to deliver their American Depositary Shares for cancellation and withdrawal of the Deposited Securities so as to permit the Issuer to deal directly with the Owner thereof as a holder of Shares and Owners agree to comply with such instructions.   The Depositary agrees to cooperate with the Issuer in its efforts to inform Owners of the Issuer's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Issuer on the manner or manners in which it may enforce such rights with respect to any Owner.

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24.           WAIVER

           EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH OWNER AND BENEFICIAL OWNER OF AMERICAN DEPOSITARY SHARES AND/OR HOLDER OF INTERESTS IN RECEIPTS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE ISSUER DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

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